Exhibit 99.1

         Powerwave Technologies Provides First Quarter Update

    SANTA ANA, Calif.--(BUSINESS WIRE)--April 3, 2006--Powerwave Technologies, Inc. (NASDAQ:PWAV) today provided preliminary revenue information for its first quarter ending April 2, 2006. Powerwave announced that it now anticipates that revenues for its first quarter ending April 2, 2006 will be in the range of $190 million to $200 million. This updates previous expectations of revenues in the range of $240 million to $250 million for the first quarter.
    "For the first quarter, we have experienced stronger seasonality than we expected, which has resulted in a slower start to the year than we were anticipating," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "Coupled with this stronger seasonality, we have experienced slower-than-expected demand from a major North American wireless network operator, which has also significantly impacted our first quarter. While we are disappointed with this slow start to the year, we do remain very optimistic that demand should increase as expected throughout the remainder of this year."
    Powerwave plans to release its financial results for first quarter ending April 2, 2006 on May 2, 2006, after the market close.

    Company Background

    Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

    Forward-Looking Statements

    The foregoing statements regarding anticipated revenues for the fiscal first quarter of 2006 and expected increasing demand for the remainder of 2006 are "forward-looking statements" and are preliminary in nature. These statements reflect Powerwave's current beliefs and are based upon information currently available to Powerwave. Final revenues for the first quarter 2006 are subject to Powerwave's quarterly financial review procedures and consolidation of the Company's financial results. The forward-looking statements are subject to numerous risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; our dependence on a limited number of customers for a large percentage of our revenues, and the significant negative impact on our revenues due to a slowdown or reduction in spending by any such customer; unexpected delays or cancellations of wireless network capacity expansions and buildouts may cause us to have excess inventories which could have a negative impact on our operating results; lower production volumes have a negative impact on our gross product margins which would have a negative impact on our operating results; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; the inability to realize anticipated costs savings and synergies from the acquisition of REMEC's Wireless business; difficulties integrating REMEC's Wireless business; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended January 1, 2006, which is filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



    CONTACT: Powerwave Technologies, Inc.
             Kevin Michaels, 714-466-1608